Exhibit 99.1

Independent Auditor’s Report

To the Board of Managers

Dental Holding, LLC and Subsidiaries

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Dental Holding, LLC and Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, the related consolidated statements of income, comprehensive income, members’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dental Holding, LLC and Subsidiaries as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Schaumburg, Illinois
March 8, 2019

1

Dental Holding, LLC and Subsidiaries

Consolidated Balance Sheets

December 31, 2018 and 2017

(Dollars in Thousands)

	2018	2017
Assets

Current assets:
Cash and cash equivalents	$5,622	$10,881
Accounts receivable, net	28,265	31,751
Other receivables	1,744	1,280
Inventories, net	46,233	38,714
Prepaid expenses and other current assets	3,393	3,889
Total current assets	85,257	86,515

Property and equipment, net	30,321	21,181

Other assets:
Intangible assets, net	7,019	7,454
Goodwill	20,588	9,495
Other	85	84
	27,692	17,033

	$143,270	$124,729

Liabilities and Members’ Equity

Current liabilities:
Accounts payable	$6,983	$4,323
Accrued compensation	11,201	11,960
Accrued expenses	4,873	5,105
Accrued state, foreign and sales taxes	2,328	1,587
Total current liabilities	25,385	22,975

Noncurrent liabilities:
Capital lease obligations, less current maturities	4,629	4,867
Deferred compensation	1,978	1,249
Other	641	234
	7,248	6,350

Members’ equity	110,637	95,404

	$143,270	$124,729

See notes to financial statements.

2

Dental Holding, LLC and Subsidiaries

Consolidated Statements of Income

Years Ended December 31, 2018 and 2017

(Dollars in Thousands)

	2018	2017
Gross sales	$214,192	$206,529
Sales discounts, rebates and other incentives	(9,740)	(9,422)
Net sales	204,452	197,107

Cost of goods sold	75,305	75,013

Gross profit	129,147	122,094

Selling, general and administrative expenses	97,088	91,321

Income from operations	32,059	30,773

Other income (expense):
Interest expense, net	(1,141)	(1,352)
Foreign exchange gain (loss)	165	(437)
Other, net	(10)	135
	(986)	(1,654)

Income before income taxes	31,073	29,119

Income tax expense	2,482	1,755

Net income	$28,591	$27,364

See notes to financial statements.

3

Dental Holding, LLC and Subsidiaries

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2018 and 2017

(Dollars in Thousands)

	2018	2017
Net income	$28,591	$27,364

Other comprehensive (loss) income:
Foreign currency translation adjustment	(999)	1,583

Comprehensive income	$27,592	$28,947

See notes to financial statements.

4

Dental Holding, LLC and Subsidiaries

Consolidated Statements of Members’ Equity

Years Ended December 31, 2018 and 2017

(Dollars in Thousands)

		Accumulated
	Undistributed	Other	Total
	Members’	Comprehensive	Members’
	Equity	Income (Loss)	Equity
Balance, December 31, 2016	$81,164	$(1,396)	$79,768
Distributions	(13,722)	—	(13,722)
Net income	27,364	—	27,364
Other comprehensive income	—	1,583	1,583
Equity-based compensation	411	—	411
Balance, December 31, 2017	95,217	187	95,404
Distributions	(12,565)	—	(12,565)
Net income	28,591	—	28,591
Other comprehensive loss	—	(999)	(999)
Equity-based compensation	206	—	206

Balance, December 31, 2018	$111,449	$(812)	$110,637

See notes to financial statements.

5

Dental Holding, LLC and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2018 and 2017

(Dollars in Thousands)

	2018	2017
Cash flows from operating activities:
Net income	$28,591	$27,364
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,015	4,578
Allowance for doubtful accounts	(205)	309
Deferred compensation	729	629
Stock compensation	206	411
Capital lease termination	—	(209)
Changes in operating assets and liabilities, net of acquisition in 2018:
Accounts receivable	3,566	(6,980)
Other receivables	(510)	(875)
Inventories	(7,334)	(2,860)
Prepaid expenses and other assets	519	259
Accounts payable	2,142	784
Accrued compensation	(467)	910
Accrued expenses and other liabilities	(5)	(228)
Income taxes payable	827	(683)
Net cash provided by operating activities	33,074	23,409

Cash flows from investing activities:
Purchases of property and equipment	(5,851)	(4,189)
Acquisition of business	(19,300)	—
Net cash used in investing activities	(25,151)	(4,189)

Cash flows from financing activities:
Net repayments on line of credit	—	(7,000)
Dividends paid	(12,565)	(13,722)
Payment on related party capital lease obligations	(237)	(145)
Net cash used in financing activities	(12,802)	(20,867)

Effect of exchange rates on cash	(380)	811

Net decrease in cash and cash equivalents	(5,259)	(836)

Cash and cash equivalents:
Beginning of year	10,881	11,717

End of year	$5,622	$10,881
Supplemental disclosures of cash flow information:
Interest paid	$913	$1,444
Income taxes paid	$2,554	$2,379

Supplemental schedules of noncash investing and financing activities:
Acquisition of business (Note 2):
Assets acquired	$19,739
Liabilities assumed	—
Net assets acquired	19,739
Less: Seller note	(439)
	$19,300

See notes to financial statements.

6

Dental Holding, LLC and Subsidiaries

Notes to Financial Statements

(Dollars in Thousands)

Note 1.       Nature of Business and Significant Accounting Policies

Dental Holding, LLC and Subsidiaries (formerly known as Hu-Friedy Holding, LLC) (the Company) is a manufacturer and multinational supplier of dental instruments and systems. The Company conducts its manufacturing operations in Chicago and West Chicago, Illinois and distribution in Des Plaines, Illinois. The Company also has operations in Germany, China, Japan, Italy, New Jersey and Connecticut. The Company sells its products to dealers/distributors throughout North America and worldwide.

Assets located outside the United States of America (U.S.) were approximately 23 and 25 percent of total assets as of December 31, 2018 and 2017, respectively. Sales to customers located outside of the U.S. approximated 28 and 26 percent of net sales in 2018 and 2017, respectively. Net income attributable to foreign operations approximated $4,837 and $3,540 for 2018 and 2017, respectively.

Sales to two customers in 2018 approximated $51,034 (related party - parent company of Hurley Healthcare Corp. (HHC), see Notes 8, 9 and 13) and $25,661, and comprised 37 percent of net sales. Accounts receivable from such customers approximated $6,678 (related party - parent company of HHC) and $2,695, respectively, and comprised 33 percent of accounts receivable at December 31, 2018.

Sales to two customers in 2017 approximated $58,140 (related party - parent company of HHC) and $28,057, and comprised 44 percent of net sales. Accounts receivable from such customers approximated $8,861 (related party - parent company of HHC) and $6,046, respectively, and comprised 47 percent of accounts receivable at December 31, 2017.

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include allowance for doubtful accounts, inventory allowance, accrued rebates, accrued medical insurance, accrued taxes and purchase price allocation.

Principles of consolidation: The accompanying financial statements include the accounts of Dental Holding, LLC and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and cash equivalents: The Company defines cash and cash equivalents as all highly liquid investments with original maturities of three months or less. The Company’s cash equivalents are comprised of money market accounts. At times, cash in bank deposit accounts may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash or cash equivalents.

Accounts receivable: The Company grants trade credit to its customers located throughout the world. Receivables are valued at management’s estimate of the amount that will ultimately be collected. The Company performs initial and periodic evaluations of its customers, generally does not require collateral and maintains allowances for potential credit losses. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. The allowance for doubtful accounts is based on the specific identification of uncollectible accounts and the Company’s historical collection experience. Accounts receivable are stated net of allowances of approximately $860 and $1,011 at December 31, 2018 and 2017, respectively.

Fair value of financial instruments: The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value due to the short maturity of these instruments.

Inventories: Inventories are primarily valued at the lower of cost or net realizable value, with cost determined under the last-in, first-out (LIFO) basis, computed under the double extension method, using separate pools for (a) manufactured products and (b) purchased products. Provisions are made to reduce excess and obsolete inventories to their estimated net realizable value. The process for evaluating the value of excess and obsolete inventories requires the Company to make judgments and estimates concerning the future sales levels, quantities and prices at which such inventories will be sold in the normal course of business.

7

Dental Holding, LLC and Subsidiaries

Notes to Financial Statements

(Dollars in Thousands)

Property and equipment: Property and equipment not acquired in a business combination are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lease term or the estimated useful life of the asset, whichever is shorter. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts, and any resulting gains or losses are recognized in income or expense for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

Estimated useful lives of property and equipment are as follows:

Category	Years
Leasehold improvements	15-40
Machinery and equipment	5-10
Furniture and fixtures	5-7
Computer equipment and software	3-5
Automobiles	5

Impairment of long-lived assets: Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset group to future undiscounted cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the assets within the asset group exceeds their fair value. There was no impairment of long-lived assets in 2018 or 2017.

Goodwill: Goodwill represents the excess of the purchase price over the estimated fair value of the underlying assets acquired and liabilities assumed in the acquisition of a business. The Company accounts for goodwill in accordance with Accounting Standards Codification (ASC) Topic 350, Intangibles — Goodwill and Others, under which goodwill is not amortized but is tested at least annually for impairment. The Company’s policy is to perform impairment testing for its reporting units annually on December 31. There was no impairment of goodwill in 2018 or 2017.

Intangible assets: Intangibles consist of non-compete agreements, trade names, customer relationships, supplier relationships and formulas which are amortized over their estimated useful lives using the straight-line method. In accordance with ASC 350, Intangibles — Goodwill and Others, the Company assesses purchased intangible assets deemed to have estimated useful lives for impairment when facts and circumstances indicate that the recorded amount may be impaired. There was no impairment of intangible assets in 2018 or 2017.

Income taxes: Dental Holding, LLC is not subject to U.S. federal income tax because it is structured as a limited liability company. Dental Holding, LLC is not a taxpaying entity for federal income tax purposes. Accordingly, the Company’s taxable income or loss is allocated to its members in accordance with their respective percentage ownership. Therefore, no provision or liability for U.S. federal income taxes has been included in the accompanying financial statements. The provision for income taxes included in the accompanying consolidated statements of income includes state and foreign taxes attributable to subsidiaries operating outside of the U.S.

Accounting principles generally accepted in the United States of America require management to evaluate tax positions taken by the Company and recognize a tax liability if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by taxing authorities. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state, or local tax authorities for years before 2015.

Equity-based compensation: As described fully in Note 9, the Company issued unit options during 2010. The Company accounts for compensation related to this plan under the recognition and measurement provisions of ASC 718, Compensation — Stock Compensation. This requires that compensation expense relating to share-based payment transactions be recognized in the financial statements.

Foreign currency translation: The balance sheet accounts of the Company’s foreign subsidiaries were translated into U.S. dollars at the year-end exchange rates and statement of income items were translated at weighted-average exchange rates for the period. The cumulative effect resulting from such translation is reflected as accumulated other comprehensive loss in the accompanying consolidated statements of members’ equity.

8

Dental Holding, LLC and Subsidiaries

Notes to Financial Statements

(Dollars in Thousands)

The functional currencies for the Company’s foreign subsidiaries are as follows:

Foreign Subsidiary Location	Functional Currency
Germany	Euro
China	Chinese RMB
Japan	Japanese Yen
Italy	Euro

Transaction gains and losses are included in the consolidated statements of income as a component of other expenses, with net (gains) losses approximating ($165) and $437 for the years ended December 31, 2018 and 2017, respectively.

Revenue recognition: Revenue from sales is recognized upon the shipment of goods to the customer. Sales are stated net of rebates and allowances.

Self-insurance: The Company is responsible for medical, dental and prescription drug costs incurred by participating employees and their covered dependents, up to $135 per covered person per year, at which point a stop-loss insurance policy covers any additional medical or prescription drug costs incurred by each participant. Accruals for reported claims and claims incurred but not reported (IBNR) are based on all relevant data, including statistical data and historical experience, and approximated $547 and $442 at December 31, 2018 and 2017, respectively.

Advertising: Advertising costs are expensed as incurred. Advertising expenses approximated $7,003 and $6,329 for the years ended December 31, 2018 and 2017, respectively.

Product development: Product development costs are expensed as incurred. Product development costs approximated $1,688 and $1,558 for the years ended December 31, 2018 and 2017, respectively.

Shipping revenue and costs: The Company maintains an accounting policy whereby amounts billed to customers for the shipment of products are included in net sales. Direct costs associated with the shipment of products, which approximated $2,224 and $1,869 for the years ended December 31, 2018 and 2017, respectively, are included as a component of selling, general and administrative expenses.

Recent accounting pronouncements: In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14, which defers the effective date of ASU 2014-09 one year, making it effective for annual reporting periods beginning after December 15, 2018. The Company has not yet selected a transition method and is currently evaluating the effect that the standard will have on the financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU and its subsequently issued amendments supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. A modified retrospective transition approach is required. An entity may adopt the guidance either (1) retrospectively to each prior reporting period presented in the financial statements with a cumulative-effect adjustment recognized at the beginning of the earliest comparative period presented or (2) retrospectively at the beginning of the period of adoption through a cumulative-effect adjustment. This new standard is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating the impact of the pending adoption of the new standard on the financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The ASU simplifies the measurement of goodwill impairment by eliminating the requirement that an entity compute the implied fair value of goodwill based on the fair values of its assets and liabilities to measure impairment. Instead, goodwill impairment will be measured as the difference between the fair value of the reporting unit and the carrying value of the reporting unit. The ASU also clarifies the treatment of the income tax effect of tax deductible goodwill when measuring goodwill impairment loss. ASU 2017-04 will be effective for the Company beginning on January 1, 2022. ASU 2017-04 must be applied prospectively with early adoption permitted. The Company is currently evaluating the impact of the adoption of this guidance on its financial statements.

9

Dental Holding, LLC and Subsidiaries

Notes to Financial Statements

(Dollars in Thousands)

Subsequent events: The Company has evaluated subsequent events for potential recognition and/or disclosure through March 8, 2019, the date the financial statements were available to be issued.

Note 2.       Acquisition of Business

Chips Manufacturing, Inc.

On August 31, 2018, the Company acquired, for cash and a seller note, certain assets and operations of Chips Manufacturing, Inc. (Chips). Chips is engaged primarily in the precision machining for medical and dental products and other materials and was a supplier of parts to the Company. The results of the acquired business operations have been included in the financial statements since the date of acquisition.

As a result of this acquisition, the Company is able to further vertically integrate the production process which allows control of machining costs related to its dental products. Goodwill recorded as part of the acquisition is largely the result of cost savings on machining dental products. Goodwill recognized is expected to be deductible for income tax purposes.

The following table summarizes the consideration paid and the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Consideration:
Cash	$19,300
Seller note	439
$19,739

Recognized amounts of identifiable assets acquired and liabilities assumed:
Inventories	$825
Property and equipment	7,300
Intangible assets	500
Total identifiable net assets	8,625
Goodwill	11,114
$19,739

The seller note is comprised of interest from payments of $100 over 5 years. The Company recorded the fair value of the consideration using an implied discount rate of 5.25 percent. At December 31, 2018, the short-term portion of this payable is included in accrued expenses and the long-term portion is included in other long-term liabilities. For legal purposes, the seller note is payment for a five year non-compete agreement with one of the former owners of Chips.

The acquisition agreements allow for the purchase of additional equipment at a value of $700 no later than May 31, 2019.

The identifiable intangible asset acquired in the Chips acquisition is comprised of customer relationships with a useful life of 5 years.

The acquisition costs to consummate the transaction were not material.

Note 3.       Inventories

Inventories at December 31, 2018 and 2017, consist of the following:

	2018	2017
Raw materials	$3,857	$3,574
Work in process	2,476	1,992
Finished goods - manufactured	34,625	29,581
Finished goods - purchased	6,240	4,490
Total	47,198	39,637
Less allowance for reduction to net realizable value	(965)	(923)
Inventories	$46,233	$38,714

Inventories on a LIFO basis are equivalent to inventories on a FIFO basis as of December 31, 2018 and 2017.

10

Dental Holding, LLC and Subsidiaries

Notes to Financial Statements

(Dollars in Thousands)

Note 4.       Property and Equipment

Property and equipment at December 31, 2018 and 2017, consist of the following:

	2018	2017
Land and building	$9,392	$8,746
Leasehold improvements	8,572	8,589
Machinery and equipment	28,521	19,723
Furniture and fixtures	3,017	2,975
Computer equipment and software	21,247	19,426
Automobiles	437	368
Showcase and demonstration equipment	3,005	2,575
Construction in progress	2,617	1,836
	76,808	64,238
Accumulated depreciation and amortization	(46,487)	(43,057)
	$30,321	$21,181

Depreciation and amortization of property and equipment totaled approximately $3,882 and $3,378 for the years ended December 31, 2018 and 2017, respectively.

Estimated additional costs to complete projects included in construction in progress approximated $2,709 and $302 at December 31, 2018 and 2017, respectively.

Note 5.       Intangible Assets

The following is a summary of the intangible assets subject to amortization as of December 31, 2018 and 2017.

		2018			2017
	Estimated Useful Lives	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade names	5-10 years	$1,132	$516	$616	$1,134	$299	$835
Customer relationships	4-10 years	6,505	2,536	3,969	6,025	2,207	3,818
Covenants not to compete	4-15 years	601	479	122	613	432	181
Supplier relationships	10 years	1,224	484	740	1,230	359	871
Master samples/formula	10 years	1,975	403	1,572	1,975	226	1,749
		$11,437	$4,418	$7,019	$10,977	$3,523	$7,454

Amortization expense totaled approximately $1,133 and $1,200 for the years ended December 31, 2018 and 2017, respectively. Estimated aggregate amortization expense for each of the next five years and thereafter is as follows:

Years ending December 31:
2019	$1,244
2020	1,208
2021	1,034
2022	740
2023	740
Thereafter	2,053
$7,019

Note 6.       Goodwill

The following table represents the balance and changes in goodwill as of December 31, 2018 and 2017:

Balance as of December 31, 2016	$9,494
Foreign currency effect	1
Balance as of December 31, 2017	9,495
Goodwill related to the acquisition of Chips	11,114
Foreign currency effect	(21)
Balance as of December 31, 2018	$20,588

11

Dental Holding, LLC and Subsidiaries

Notes to Financial Statements

(Dollars in Thousands)

Note 7.       Line of Credit

On March 10, 2017, the Company entered into an unsecured line of credit with a new bank, replacing the existing line of credit arrangement. The maturity date of the this agreement was March 15, 2018, and the maximum borrowings under the new agreement were $25,000. This revolving line of credit bore interest at the Company’s choice at the bank’s prime rate (5.50 percent at December 31, 2018), or an adjusted one-month LIBOR rate (approximately 3.35 percent at December 31, 2018) as specified in the credit agreement. The agreement was amended on February 26, 2018, to extend the maturity date to June 30, 2018, and increased the available borrowings to $30,000. In September 2018, the Company and bank extended the maturity date to December 31, 2018. There were no outstanding borrowings under the revolving line of credit at December 31, 2018 and 2017. The revolving line of credit included a tangible net worth financial covenant. As disclosed in Note 14, the Company entered into a new line of credit and term loan agreement on January 15, 2019.

Note 8.       Members’ Equity

The Company’s Operating Agreement, effective March 26, 2010 (as amended and restated on June 1, 2010 and July 1, 2010), authorizes the Company to issue membership interests designated as “Class A units” and “Class B units,” all of which constitute limited liability interests under the Delaware LLC Act. HF Illinois (a related party), HHC and other parties each own 44 percent, 55 percent and 1 percent, respectively, of the Class A units. No Class B units are outstanding. As of December 31, 2018 and 2017, the Company had 10,000,000 Class A units outstanding.

On July 1, 2010, the Company amended and restated its Operating Agreement. Among the various revisions, the amended and restated Operating Agreement provided HHC with a put right, if certain conditions exist, that would require the Company to repurchase all of the outstanding membership units acquired by HHC. Additionally, the amended and restated Operating Agreement provides the Company with a call right, if certain conditions exist, that would allow the Company to repurchase all of the outstanding membership units acquired by HHC. No conditions exist that would trigger the put right or call right as of December 31, 2018 and 2017.

The July 1, 2010, amended and restated Operating Agreement requires HHC to appoint HF Illinois as its proxy and attorney-in-fact, to vote or execute consents with respect to any Class A units held by HHC in excess of 49 percent of the total outstanding Class A units of the Company.

Under the terms of the Operating Agreement, profits and losses of the Company shall be allocated solely to the Class A units. Distributions, at a minimum of 50 percent of the Company’s available cash flow, will be paid first to Class B unit holders to satisfy the unpaid Class B base amount (as defined) and unpaid Class B return (as defined) and thereafter to Class A unit holders.

Note 9.       Equity-Based Compensation

On July 1, 2010, HHC granted an entity owned by a key employee the option to purchase 700,000 Class A units for $15 per unit. 175,000 unit options immediately vested on the grant date, and 16,406.25 unit options vest each October 1, January 1, April 1 and July 1, beginning October 1, 2010 and ending July 1, 2018. The options are immediately vested upon the death or disability of the key employee, or a liquidity event (as defined). The unit options expire at the earliest of (1) the date all options have been exercised, (2) July 1, 2020, (3) one year from the date the key employee’s employment ceases with the Company (except if for cause), or (4) a liquidity event (as defined). Upon exercise of the option, HHC intends on assigning existing units that it owns to the key employee. Following the exercise of such options, the Company is not obligated to repurchase the acquired membership interests under any circumstances. This option award is accounted for as a modification of a previous award, and qualifies as an equity award. The fair value of the modified equity award was approximately $4,386 as of the grant date.

The weighted average calculated grant date fair value per incentive option granted on July 1, 2010, was $6.27. Compensation expense for the stock options, recorded on the straight-line method over the vesting period, was $206 and $411 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2018 and 2017, respectively, there were 700,000 options outstanding of which 700,000 and 667,188 were vested. No options were granted during 2018 and 2017.

In 2017, the option holder and HHC signed an agreement that would allow the option holder to put his units from exercised options to HHC after at least one year and a day at fair market value, subject to a ceiling and a floor. Should the put price exceed fair market value at the time of the put, additional compensation expense would be recorded.

12

Dental Holding, LLC and Subsidiaries

Notes to Financial Statements

(Dollars in Thousands)

Note 10.     Employee Benefit Plan

The Company has a defined contribution 401(k) plan allowing all full-time employees to participate in the plan provided that they are at least 21 years old, are not covered by a collective bargaining agreement, and are not a nonresident alien and/or a leased employee. The provisions of the plan allow eligible employees to contribute up to 75 percent of gross earnings, subject to statutory limits on total annual contributions. The Company provides participants with a matching contribution equal to 50 percent of the compensation deferred by the employee up to a maximum of 6 percent of compensation. Company matching contributions approximated $1,383 and $1,266 during 2018 and 2017, respectively.

Note 11.     Deferred Compensation

Effective January 1, 2011, the Company established unfunded deferred compensation agreements with certain key employees. The deferred compensation agreements provided for discretionary benefits to be earned by each key employee over a five-year period, and such earned benefits were paid out to each key employee at the end of this five-year period ending in 2016. Effective January 1, 2016, the Company established new unfunded deferred compensation agreements with certain key employees, similar in nature to the previous agreements. The deferred compensation agreements provide for discretionary benefits to be earned by each key employee over a three-year period, with such earned benefits paid out to each key employee at the end of the three-year period by March 15, 2019. The Company determined that these agreements should be accounted for as deferred compensation plans based on the definition. Benefits earned under each deferred compensation agreement are discretionary based on continued employment and actual performance of the Company. As of December 31, 2018 and 2017, approximately $1,978 and $1,249 for deferred compensation agreements are accrued and included in noncurrent liabilities, respectively. A portion of the 2018 and 2017 deferred compensation expense was based on management’s estimate of the probability of achieving management’s performance targets which are measured at the end of the period. The Company recognized approximately $729 and $629 of expense during the years ended December 31, 2018 and 2017, respectively, related to the deferred compensation plans.

Note 12.     Commitments and Contingencies

During 2010, the Company entered into lease agreements for land, building and improvements located in Chicago, Illinois with a related party. The leases expire in 2025 and provide for annual payments of $1,132, plus rent adjustments based upon increases in the Consumer Price Index (CPI). The Company is also required to pay all operating expenses of the property including repairs and maintenance, real estate taxes and utilities. These leases have been accounted for as capital leases. During 2017, the Company and lessor terminated one of the agreements resulting in a net gain of $209 recorded in selling, general and administrative expenses. As of December 31, 2018 and 2017, the cost of such land, building and improvements under capital leases was $3,250. As of December 31, 2018 and 2017, the accumulated amortization of such property under capital leases was approximately $2,065 and $1,857, respectively. Interest expense related to the capital lease obligations approximated $831 and $898 for 2018 and 2017, respectively.

During 2016, the Company entered into lease agreements for land, building and improvements located in Stratford, Connecticut with a related party. The leases expire in 2026 and provide for annual payments of $400, plus escalating rent increases of 2 percent each year. The Company is also required to pay all operating expenses of the property including repairs and maintenance, real estate taxes and utilities. These leases have been accounted for as capital leases. As of December 31, 2018 and 2017, the cost of such land, building and improvements under capital leases was $2,200. As of December 31, 2018 and 2017, the accumulated amortization of such property under capital leases was approximately $459 and $220, respectively. Interest expense related to the capital lease obligations totaled approximately $319 for 2018 and $331 for 2017.

The long-term capital lease obligations are included in noncurrent liabilities and the current portion is included in accrued expenses and are summarized as follows as of December 31, 2018 and 2017:

	2018	2017
Capital lease obligations	$4,846	$5,047
Less current portion of capital lease obligations	(217)	(180)
	$4,629	$4,867

The Company, under noncancelable operating lease agreements, leases certain property from nonrelated parties. The agreements generally require the Company to pay executory costs.

13

Dental Holding, LLC and Subsidiaries

Notes to Financial Statements

(Dollars in Thousands)

Future minimum lease payments, including amounts related to the increase for CPI on capital lease obligations, at December 31, 2018, are as follows:

	Capital Leases (Related Party)	Operating Leases (Related Party)	Operating Leases	Total
2019	$1,689	$288	$880	$2,857
2020	1,689	288	658	2,635
2021	1,689	288	130	2,107
2022	1,689	288	33	2,010
2023	1,689	288	—	1,977
Thereafter	3,778	480	—	4,258
	$12,223	$1,920	$1,701	$15,844

The difference between the capital lease future minimum lease payments and the capital lease obligations represent future interest payments.

Total rent expense for operating leases approximated $1,378 and $1,121 for 2018 and 2017, respectively.

In the normal course of business, the Company is at times subject to pending and threatened legal actions and proceedings arising in the ordinary course of business. Although the outcome of these matters cannot presently be determined, management does not expect that the resolution of these matters will have a material adverse effect on the Company’s consolidated financial position or results of operations.

Note 13.     Other Related-Party Transactions

During 2013, the Company entered into an agreement with the parent company of HHC and J&J Instruments, Inc. (J&J), a wholly owned subsidiary of the Company, related to a marketing differential that J&J owes to the parent company of HHC. Amounts in accrued expenses approximated $350 and $354 as of December 31, 2018 and 2017, respectively. The Company recognized approximately $361 and $325 of expense during the years ended December 31, 2018 and 2017, respectively, related to this agreement.

On July 1, 2010, the Company entered into a preferred vendor agreement with the parent company of HHC. The preferred vendor agreement requires the Company to make marketing support payments of $1,000 per year for three years of the agreement, and $500 per year thereafter until such time that the agreement is terminated by either party (no earlier than June 30, 2020). During 2018 and 2017, the Company made annual payments of $500, which are being amortized over the period out of prepaid expenses and other current assets, respectively. The Company recognized $500 of expense during the years ended December 31, 2018 and 2017, respectively, related to this agreement.

On July 1, 2010, the Company entered into a preferred vendor agreement with HF Illinois. The preferred vendor agreement requires the Company to make annual marketing support payments of $500 beginning July 1, 2013. The agreement was modified on July 1, 2017 to increase the payment to $750. The Company recognized $744 of expense during the years ended December 31, 2018 and 2017, related to this agreement.

On July 1, 2010, the Company entered into employment agreements with certain key executives, which provide for guaranteed base salaries that collectively approximate $1,120 per annum for 2010, with guaranteed 2 percent annual increases thereafter. Additionally, the employment agreements provide each key executive with incentive bonuses no less than 110 percent of their base salaries for each year subject to the individual and the Company’s performance goals and objectives. There are no stated termination dates included in the employment agreements.

The Company entered into an employment agreement with one of the former owners of Chips, now a current employee of the Company. The agreement requires bonus payments to the employee based on the performance of the Company from 2019 — 2023. No expense has been recorded in 2018 related to this agreement.

The Company has a receivable form an employee of the Company for personal expenses in the amount of $277 and $22 at December 31, 2018 and 2017, respectively.

14

Dental Holding, LLC and Subsidiaries

Notes to Financial Statements

(Dollars in Thousands)

Note 14.    Subsequent Events

On January 14, 2019, the option holder (Note 9) exercised his options to purchase 700,000 Class A units from HHC. As a result of this exercise, HHC’s ownership of Class A units decreased from 55 percent to 48 percent, and the option holder became a 7 percent owner of the Company’s Class A units.

On January 15, 2019, the Company entered into a new credit agreement which provided for a revolving line of credit of $30,000 and a term loan of $100,000, both with a maturity date of January 15, 2024. The term loan requires quarterly principal payments ranging from $1,250 to $2,500 through maturity. Interest on the outstanding loans is based on either prime (with a floor based on one month LIBOR plus 2.5 percent) or LIBOR, plus a spread based on leverage. The loans are subject to fixed charge and total leverage ratio financial covenants. $260 was borrowed on the line of credit as of the date of the transaction. The Company used the borrowings on the term loan to pay distributions to the Class A unit holders in the amount of $100,000.

The principal maturities of long-term debt are as follows:

Years ending December 31:
2019	$5,000
2020	7,500
2021	10,000
2022	10,000
2023	10,000
Thereafter	57,500
$100,000

15

Contents

Independent auditor’s report	1

Financial statements

Consolidated balance sheets	2

Consolidated statements of income	3

Consolidated statements of comprehensive income	4

Consolidated statements of members’ equity	5

Consolidated statements of cash flows	6-7

Notes to consolidated financial statements	8-16

Independent Auditor’s Report

To the Board of Managers

Dental Holding, LLC and Subsidiaries

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Dental Holding, LLC and Subsidiaries (the Company) which comprise the consolidated balance sheets as of December 31, 2017 and 2016, the related consolidated statements of income, comprehensive income, members’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dental Holding, LLC and Subsidiaries as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Schaumburg, Illinois
March 5, 2018

Dental Holding, LLC and Subsidiaries

Consolidated Balance Sheets

December 31, 2017 and 2016

	2017	2016
Assets

Current assets:
Cash and cash equivalents	$10,880,917	$11,716,928
Accounts receivable, net	31,751,429	24,579,193
Other receivables	1,279,589	382,338
Inventories, net	38,713,515	35,379,205
Prepaid expenses and other current assets	3,889,187	4,051,912
Total current assets	86,514,637	76,109,576

Property and equipment, net	21,181,026	20,753,880

Other assets:
Intangible assets, net	7,454,214	8,590,252
Goodwill	9,494,518	9,494,272
Other	85,046	85,046
	17,033,778	18,169,570

	$124,729,441	$115,033,026
Liabilities and Members’ Equity

Current liabilities:
Line of credit	$—	$7,000,000
Accounts payable	4,323,279	3,457,661
Accrued compensation	11,959,886	11,005,854
Accrued expenses	5,105,336	5,239,004
Accrued state, foreign and sales taxes	1,586,475	2,177,355
Total current liabilities	22,974,976	28,879,874

Noncurrent liabilities:
Capital lease obligations, less current maturities	4,866,642	5,604,386
Deferred compensation	1,249,458	619,984
Other	233,955	160,500
	6,350,055	6,384,870

Members’ equity	95,404,410	79,768,282

	$124,729,441	$115,033,026

See notes to consolidated financial statements.

Dental Holding, LLC and Subsidiaries

Consolidated Statements of Income

Years Ended December 31, 2017 and 2016

	2017	2016
Gross sales	$206,529,028	$185,217,901
Sales discounts, rebates and other incentives	(9,421,500)	(8,742,600)
Net sales	197,107,528	176,475,301

Cost of goods sold	75,013,209	67,381,588

Gross profit	122,094,319	109,093,713

Selling, general and administrative expenses	91,321,488	81,811,626

Income from operations	30,772,831	27,282,087

Other income (expense):
Interest expense, net	(1,352,440)	(1,110,124)
Foreign exchange loss	(436,872)	(271,576)
Other	135,219	(180,116)
	(1,654,093)	(1,561,816)

Income before income taxes	29,118,738	25,720,271

Income tax expense	1,754,864	1,398,741

Net income	$27,363,874	$24,321,530

See notes to consolidated financial statements.

Dental Holding, LLC and Subsidiaries

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2017 and 2016

	2017	2016
Net income	$27,363,874	$24,321,530

Other comprehensive income (loss):
Foreign currency translation adjustment	1,583,248	(416,155)

Comprehensive income	$28,947,122	$23,905,375

See notes to consolidated financial statements.

Dental Holding, LLC and Subsidiaries

Consolidated Statements of Members’ Equity

Years Ended December 31, 2017 and 2016

	Undistributed Members’ Equity	Accumulated Other Comprehensive Income (Loss)	Total Members’ Equity
Balance, December 31, 2015	$69,339,862	$(979,988)	$68,359,874
Distributions	(12,908,193)	—	(12,908,193)
Net income	24,321,530	—	24,321,530
Other comprehensive loss	—	(416,155)	(416,155)
Equity-based compensation	411,226	—	411,226
Balance, December 31, 2016	81,164,425	(1,396,143)	79,768,282
Distributions	(13,722,220)	—	(13,722,220)
Net income	27,363,874	—	27,363,874
Other comprehensive income	—	1,583,248	1,583,248
Equity-based compensation	411,226	—	411,226

Balance, December 31, 2017	$95,217,305	$187,105	$95,404,410

See notes to consolidated financial statements.

Dental Holding, LLC and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2017 and 2016

	2017	2016
Cash flows from operating activities:
Net income	$27,363,874	$24,321,530
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,578,155	4,015,171
Allowance for doubtful accounts	308,505	48,942
Deferred compensation	629,474	619,984
Equity-based compensation	411,226	411,226
Capital lease termination	(209,029)	—
Changes in operating assets and liabilities, net of acquisitions in 2016:
Accounts receivable	(6,980,047)	(4,437,213)
Other receivables	(875,045)	1,935,357
Inventories	(2,860,387)	(4,778,684)
Prepaid expenses and other current assets	260,503	138,280
Accounts payable	784,171	1,073,176
Accrued compensation and other liabilities	909,537	1,781,529
Accrued expenses	(228,043)	(23,450)
Accrued state, foreign and sales taxes	(683,133)	50,532
Deferred compensation payments	—	(2,260,405)
Net cash provided by operating activities	23,409,761	22,895,975

Cash flows from investing activities:
Purchases of property and equipment	(4,189,054)	(2,308,227)
Acquisition of businesses	—	(13,300,000)
Net cash used in investing activities	(4,189,054)	(15,608,227)

Cash flows from financing activities:
Net (repayments) borrowings on line of credit	(7,000,000)	7,000,000
Distributions paid	(13,722,220)	(12,908,193)
Payment on related party capital lease obligations	(145,179)	(132,490)
Net cash used in financing activities	(20,867,399)	(6,040,683)

Effect of exchange rates on cash and cash equivalents	810,681	129,812

Net (decrease) increase in cash and cash equivalents	(836,011)	1,376,877

Cash and cash equivalents:
Beginning of year	11,716,928	10,340,051

End of year	$10,880,917	$11,716,928

(Continued)

Dental Holding, LLC and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

Years Ended December 31, 2017 and 2016

	2017	2016
Supplemental disclosures of cash flow information:
Interest paid	$1,443,997	$1,119,992
Income taxes paid (net of refunds of $0 and $170,908 in 2017 and 2016, respectively)	$2,379,159	$1,025,122

Supplemental schedules of noncash investing and financing activities:
Capital lease obligations incurred for use of assets	$—	$2,220,000
Acquisition of businesses (Note 2):
Assets acquired		$13,387,973
Liabilities assumed		(87,973)
Net assets acquired		$13,300,000

See notes to consolidated financial statements.

Dental Holding, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.       Nature of Business and Significant Accounting Policies

Dental Holding, LLC and Subsidiaries (formerly known as Hu-Friedy Holding, LLC) (the Company) is a manufacturer and multinational supplier of dental instruments and systems. The Company conducts its manufacturing operations in Chicago, Illinois and distribution in Des Plaines, Illinois. The Company also has operations in Germany, China, Japan, Italy, Israel, New Jersey and Pennsylvania. The Company sells its products to dealers/distributors throughout North America and worldwide.

Sales to customers located outside of the United States of America (U.S.) approximated 26 percent of net sales in 2017 and 2016, respectively. Net income attributable to foreign operations approximated $3,540,000 and $2,770,000 for 2017 and 2016, respectively.

Sales to two customers in 2017 approximated $58,140,000 (related party - parent company of Hurley Healthcare Corp. (HHC), see Notes 8, 9 and 13) and $28,057,000, and comprised 44 percent of net sales. Accounts receivable from such customers approximated $8,861,000 (related party - parent company of HHC) and $6,046,000, respectively, and comprised 47 percent of accounts receivable at December 31, 2017.

Sales to two customers in 2016 approximated $44,540,000 (related party - parent company of HHC) and $25,581,000, and comprised 40 percent of net sales. Accounts receivable from such customers approximated $4,775,000 (related party - parent company of HHC) and $5,237,000, respectively, and comprised 41 percent of accounts receivable at December 31, 2016.

Use of estimates: The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include allowance for doubtful accounts, inventory allowance, accrued rebates, accrued medical insurance, accrued taxes and purchase price allocation.

Principles of consolidation: The accompanying consolidated financial statements include the accounts of Dental Holding, LLC and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and cash equivalents: The Company defines cash and cash equivalents as all highly liquid investments with original maturities of three months or less. At times, cash in bank deposit accounts may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash or cash equivalents.

Accounts receivable: The Company grants trade credit to its customers located throughout the world. Receivables are valued at management’s estimate of the amount that will ultimately be collected. The Company performs initial and periodic evaluations of its customers, generally does not require collateral and maintains allowances for potential credit losses. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. The allowance for doubtful accounts is based on the specific identification of uncollectible accounts and the Company’s historical collection experience. Accounts receivable are stated net of allowances of approximately $1,011,000 and $803,000 at December 31, 2017 and 2016, respectively.

Fair value of financial instruments: The carrying amounts of financial instruments, including cash, accounts receivable, accounts payable, and accrued expenses approximates fair value due to the short maturity of these instruments.

Inventories: Inventories are primarily valued at the lower of cost or net realizable value, with cost determined under the last-in, first-out (LIFO) basis, computed under the double extension method, using separate pools for (a) manufactured products and (b) purchased products. Provisions are made to reduce excess and obsolete inventories to their estimated net realizable value. The process for evaluating the value of excess and obsolete inventories requires the Company to make judgments and estimates concerning the future sales levels, quantities and prices at which such inventories will be sold in the normal course of business.

Dental Holding, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Property and equipment: Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lease term or the estimated useful life of the asset, whichever is shorter. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts, and any resulting gains or losses are recognized in income or expense for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

Estimated useful lives of property and equipment are as follows:

Category	Years
Leasehold improvements	15-40
Machinery and equipment	5-10
Furniture and fixtures	5-7
Computer equipment and software	3-5
Automobiles	5

Impairment of long-lived assets: Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. There was no impairment of long-lived assets in 2017 or 2016.

Goodwill: Goodwill represents the excess of the purchase price over the estimated fair value of the underlying assets acquired and liabilities assumed in the acquisition of a business. The Company accounts for goodwill in accordance with Accounting Standards Codification (ASC) Topic 350, Intangibles — Goodwill and Others, under which goodwill is not amortized but is tested at least annually for impairment. The Company’s policy is to perform impairment testing for its reporting units annually on December 31. There was no impairment of goodwill in 2017 or 2016.

Intangible assets: Intangibles consist of non-compete agreements, trade names, customer relationships, supplier relationships, and formulas which are amortized over their estimated useful lives using the straight-line method. In accordance with ASC 350, Intangibles — Goodwill and Others, the Company assesses purchased intangible assets deemed to have estimated useful lives for impairment when facts and circumstances indicate that the recorded amount may be impaired. There was no impairment of intangible assets in 2017 or 2016.

Income taxes: Dental Holding, LLC is not subject to U.S. federal income tax because it is structured as a limited liability company. Dental Holding, LLC is not a taxpaying entity for federal income tax purposes. Accordingly, the Company’s taxable income or loss is allocated to its members in accordance with their respective percentage ownership. Therefore, no provision or liability for U.S. federal income taxes has been included in the accompanying consolidated financial statements. The provision for income taxes included in the accompanying consolidated statements of income includes state and foreign taxes attributable to subsidiaries operating outside of the U.S.

Accounting principles generally accepted in the United States of America require management to evaluate tax positions taken by the Company and recognize a tax liability if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by taxing authorities. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state, or local tax authorities for years before 2014.

Equity-based compensation: As described fully in Note 9, the Company issued unit options during 2010. The Company accounts for compensation related to this plan under the recognition and measurement provisions of ASC 718, Compensation — Stock Compensation. This requires that compensation expense relating to share-based payment transactions be recognized in the consolidated financial statements.

Foreign currency translation: The balance sheet accounts of the Company’s foreign subsidiaries were translated into U.S. dollars at the year-end exchange rates and statement of income items were translated at weighted-average exchange rates for the period. The cumulative effect resulting from such translation is reflected as accumulated other comprehensive loss in the accompanying consolidated statements of members’ equity.

Dental Holding, LLC and Subsidiaries

Notes to Consolidated Financial Statements

The functional currencies for the Company’s foreign subsidiaries are as follows:

Foreign Subsidiary Location	Functional Currency
Germany	Euro
The Netherlands	Euro
China	Chinese RMB
Japan	Japanese Yen
Italy	Euro

Transaction gains and losses are included in the consolidated statements of income as a component of other expenses, with net losses approximating $437,000 and $272,000 for the years ended December 31, 2017 and 2016, respectively.

Revenue recognition: Revenue from sales is recognized upon the shipment of goods to the customer. Sales are stated net of rebates and allowances.

Self-insurance: The Company is responsible for medical, dental and prescription drug costs incurred by participating employees and their covered dependents, up to $125,000 per covered person per year ($135,000 effective January 1, 2018), at which point a stop-loss insurance policy covers any additional medical or prescription drug costs incurred by each participant. Accruals for reported claims and claims incurred but not reported (IBNR) are based on all relevant data, including statistical data and historical experience, and approximated $442,000 and $258,000 at December 31, 2017 and 2016, respectively.

Advertising: Advertising costs are expensed as incurred. Advertising expenses approximated $6,329,000 and $5,783,000 for the years ended December 31, 2017 and 2016, respectively.

Product development: Product development costs are expensed as incurred. Product development costs approximated $1,558,000 and $1,673,000 for the years ended December 31, 2017 and 2016, respectively.

Shipping revenue and costs: The Company maintains an accounting policy whereby amounts billed to customers for the shipment of products are included in net sales. Direct costs associated with the shipment of products, which approximated $1,869,000 and $1,690,000 for the years ended December 31, 2017 and 2016, respectively, are included as a component of selling, general and administrative expenses.

Recent accounting pronouncements: In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2018. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company has not yet selected a transition method and is currently evaluating the effects adoption of this guidance will have on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company has not yet selected a transition method and is currently evaluating the effect that the standard will have on the consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The ASU is intended to simplify various aspects of accounting for share-based compensation arrangements, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. For example, the new guidance requires all excess tax benefits and tax deficiencies related to share-based payments to be recognized in income tax expense, and for those excess tax benefits to be recognized regardless of whether it reduces current taxes payable. The ASU also allows an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures as they occur. ASU 2016-06 will be effective for the Company beginning on January 1, 2018. Different methods of adoption are required for the various amendments and early adoption is permitted, but all of the amendments must be adopted in the same period. The adoption is not expected to have a material impact on the consolidated financial statements.

Dental Holding, LLC and Subsidiaries

Notes to Consolidated Financial Statements

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The ASU simplifies the measurement of goodwill impairment by eliminating the requirement that an entity compute the implied fair value of goodwill based on the fair values of its assets and liabilities to measure impairment. Instead, goodwill impairment will be measured as the difference between the fair value of the reporting unit and the carrying value of the reporting unit. The ASU also clarifies the treatment of the income tax effect of tax deductible goodwill when measuring goodwill impairment loss. ASU 2017-04 will be effective for the Company beginning on January 1, 2022. ASU 2017-04 must be applied prospectively with early adoption permitted. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting, to provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in ASC 718. The amendments in the ASU are effective for fiscal years beginning after December 15, 2017, and should be applied prospectively to an award modified on or after the adoption date. The adoption of ASU 2017-09 is not expected to have a material impact on the consolidated financial statements.

Subsequent events: The Company has evaluated subsequent events for potential recognition and/or disclosure through March 5, 2018, the date the consolidated financial statements were available to be issued.

Note 2.       Acquisition of Businesses

Palmero

On November 30, 2016, the Company acquired, for cash, certain assets and assumed liabilities consisting of the entire operations of J. Palmero Sales Company, Inc. and Topcat, LLC (Palmero). The acquired business is engaged primarily in the manufacturing and distribution of medical and dental products and materials. The results of the acquired business operations have been included in the consolidated financial statements since the date of acquisition.

As a result of this acquisition, the Company is expected to establish a platform of growth in safety-related products and to increase sales while maintaining low costs. Goodwill recorded as part of the acquisition is largely the result of economies of scale and expected revenue growth. Goodwill recognized is expected to be deductible for income tax purposes.

The following table summarizes the consideration paid and the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Consideration:
Cash	$13,300,000

Recognized amounts of identifiable assets acquired and liabilities assumed:
Accounts receivable	$287,973
Inventories	1,222,849
Prepaid expenses	3,413
Property and equipment	424,678
Intangible assets	4,750,000
Accounts payable	(87,973)
Total identifiable net assets	6,600,940
Goodwill	6,699,060
$13,300,000

The acquired identifiable intangible assets from the Palmero acquisition have useful lives that range from 5 to 15 years with a weighted average useful life of 10.53 years. The intangible assets include customer relationships of $1,700,000, trade name of $1,000,000, covenants not to compete of $100,000 and formulas of $1,950,000.

In connection with the above transaction, the Company incurred approximately $157,000 of transaction costs, which were expensed and included in selling, general and administrative expenses in the accompanying 2016 consolidated statement of income.

Dental Holding, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 3.       Inventories

Inventories at December 31, 2017 and 2016, consist of the following:

	2017	2016
Raw materials	$3,573,793	$3,076,490
Work in process	1,991,622	1,991,034
Finished goods - manufactured	29,581,168	27,480,629
Finished goods - purchased	4,490,333	3,654,096
Total	39,636,916	36,202,249
Less allowance for reduction to net realizable value	(923,401)	(823,044)
Inventories	$38,713,515	$35,379,205

Inventories on a LIFO basis are equivalent to inventories on a FIFO basis as of December 31, 2017 and 2016.

Note 4.       Property and Equipment

Property and equipment at December 31, 2017 and 2016, consist of the following:

	2017	2016
Land and building	$8,746,340	$9,401,340
Leasehold improvements	8,588,962	7,721,566
Machinery and equipment	19,723,220	17,117,304
Furniture and fixtures	2,975,357	2,844,503
Computer equipment and software	19,425,980	18,349,231
Automobiles	367,945	361,682
Showcase and demonstration equipment	2,575,068	2,351,739
Construction in progress	1,834,734	2,332,390
	64,237,606	60,479,755
Accumulated depreciation and amortization	(43,056,580)	(39,725,875)
	$21,181,026	$20,753,880

Depreciation and amortization of property and equipment totaled approximately $3,378,000 and $3,273,000 for the years ended December 31, 2017 and 2016, respectively.

Estimated additional costs to complete projects included in construction in progress approximated $302,000 and $426,000 at December 31, 2017 and 2016, respectively.

Note 5.       Intangible Assets

The following is a summary of the intangible assets subject to amortization as of December 31, 2017 and 2016.

		2017			2016
	Estimated Useful Lives	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade names	5-10 years	$1,134,039	$298,623	$835,416	$1,128,996	$78,546	$1,050,450
Customer relationships	4-10 years	6,025,075	2,207,325	3,817,750	5,969,338	1,604,263	4,365,075
Covenants not to compete	4-15 years	613,488	432,378	181,110	580,305	329,249	251,056
Supplier relationships	10 years	1,229,646	358,458	871,188	1,214,319	236,898	977,421
Master samples/formula	10 years	1,975,000	226,250	1,748,750	1,975,000	28,750	1,946,250
		$10,977,248	$3,523,034	$7,454,214	$10,867,958	$2,277,706	$8,590,252

Dental Holding, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Amortization expense totaled approximately $1,200,000 and $727,000 for the years ended December 31, 2017 and 2016, respectively. Estimated aggregate amortization expense for each of the next five years and thereafter is as follows:

Years ending December 31:
2018	$1,153,067
2019	1,148,126
2020	1,115,116
2021	934,646
2022	640,370
Thereafter	2,462,889
$7,454,214

Note 6.       Goodwill

The following table represents the balance and changes in goodwill as of December 31, 2017 and 2016:

Balance as of December 31, 2015	$2,813,757
Goodwill related to the acquisition of Palmero	6,699,060
Foreign currency effect	(18,545)
Balance as of December 31, 2016	9,494,272
Foreign currency effect	246
Balance as of December 31, 2017	$9,494,518

Note 7.       Line of Credit

On March 10, 2017, the Company entered into an unsecured line of credit with a new bank, replacing the existing line of credit arrangement. The maturity date of the new agreement is March 15, 2018 and the maximum borrowings under the new agreement are $25,000,000. The revolving line of credit bears interest at the Company’s choice at the bank’s prime rate (4.50 percent at December 31, 2017), or an adjusted one-month LIBOR rate (approximately 2.43 percent at December 31, 2017) as specified in the credit agreement. The agreement was amended February 26, 2018, to extend the maturity date to June 30, 2018 and increase the available borrowings to $30,000,000. There were no outstanding borrowings under the revolving line of credit at December 31, 2017. The Company had an outstanding balance under the previous revolving line of credit of $7,000,000 at December 31, 2016. The revolving line of credit includes a tangible worth financial covenant.

Note 8.       Members’ Equity

The Company’s Operating Agreement, effective March 26, 2010 (as amended and restated on June 1, 2010 and July 1, 2010), authorizes the Company to issue membership interests designated as “Class A units” and “Class B units,” all of which constitute limited liability interests under the Delaware LLC Act. HF Illinois (a related party), HHC and other parties each own 44 percent, 55 percent and 1 percent, respectively, of the Class A units. No Class B units are outstanding. As of December 31, 2017 and 2016, the Company had 10,000,000 Class A units outstanding.

On July 1, 2010, the Company amended and restated its Operating Agreement. Among the various revisions, the amended and restated Operating Agreement provided HHC with a put right, if certain conditions exist, that would require the Company to repurchase all of the outstanding membership units acquired by HHC. Additionally, the amended and restated Operating Agreement provides the Company with a call right, if certain conditions exist, that would allow the Company to repurchase all of the outstanding membership units acquired by HHC. No conditions exist that would trigger the put right or call right as of December 31, 2017 and 2016.

The July 1, 2010, amended and restated Operating Agreement requires HHC to appoint HF Illinois as its proxy and attorney-in-fact, to vote or execute consents with respect to any Class A units held by HHC in excess of 49 percent of the total outstanding Class A units of the Company.

Under the terms of the Operating Agreement, profits and losses of the Company shall be allocated solely to the Class A units. Distributions, at a minimum of 50 percent of the Company’s available cash flow, will be paid first to Class B unit holders to satisfy the unpaid Class B base amount (as defined) and unpaid Class B return (as defined) and thereafter to Class A unit holders.

Dental Holding, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 9.        Equity-Based Compensation

On July 1, 2010, HHC granted an entity owned by a key employee the option to purchase 700,000 Class A units for $15 per unit. 175,000 unit options immediately vested on the grant date, and 16,406.25 unit options vest each October 1, January 1, April 1 and July 1, beginning October 1, 2010 and ending July 1, 2018. The options are immediately vested upon the death or disability of the key employee, or a liquidity event (as defined). The unit options expire at the earliest of (1) the date all options have been exercised, (2) July 1, 2020, (3) one year from the date the key employee’s employment ceases with the Company (except if for cause), or (4) a liquidity event (as defined). Upon exercise of the option, HHC intends on assigning existing units that it owns to the key employee. Following the exercise of such options, the Company is not obligated to repurchase the acquired membership interests under any circumstances. This option award is accounted for as a modification of a previous award, and qualifies as an equity award. The fair value of the modified equity award was approximately $4,386,000 as of the grant date.

The weighted average calculated grant date fair value per incentive option granted on July 1, 2010, was $6.27. Compensation expense for the stock options was $411,226 for each of the years ended December 31, 2017 and 2016. As of December 31, 2017 and 2016, respectively, there were 700,000 options outstanding of which 667,188 and 601,563 were vested. Unrecognized compensation expense for unvested incentive units totaling approximately $205,700 is expected to be recognized over the next year. No options were granted during 2017 and 2016.

If the option holder chooses to sell his units from exercised options, the Company has the first option to purchase all or a portion of the offered membership interests.

Note 10.      Employee Benefit Plan

The Company has a defined contribution 401(k) plan allowing all full-time employees to participate in the plan provided that they are at least 21 years old, are not covered by a collective bargaining agreement, and are not a nonresident alien and/or a leased employee. The provisions of the plan allow eligible employees to contribute up to 75 percent of gross earnings, subject to statutory limits on total annual contributions. The Company provides participants with a matching contribution equal to 50 percent of the compensation deferred by the employee up to a maximum of 6 percent of compensation. Company matching contributions approximated $1,266,000 and $1,104,000 during 2017 and 2016, respectively.

Note 11.     Deferred Compensation

Effective January 1, 2011, the Company established unfunded deferred compensation agreements with certain key employees. The deferred compensation agreements provided for discretionary benefits to be earned by each key employee over a five-year period, and such earned benefits were paid out to each key employee at the end of this five-year period ending in 2016. Effective January 1, 2016, the Company established new unfunded deferred compensation agreements with certain key employees, similar in nature to the previous agreements. The deferred compensation agreements provide for discretionary benefits to be earned by each key employee over a three-year period, with such earned benefits paid out to each key employee at the end of the three-year period by March 15, 2019. The Company determined that these agreements should be accounted for as deferred compensation plans based on the definition. Benefits earned under each deferred compensation agreement are discretionary based on continued employment and actual performance of the Company. As of December 31, 2017 and 2016, approximately $1,249,000 and $620,000 for deferred compensation agreements are accrued and included in noncurrent liabilities, respectively. A portion of the 2017 and 2016 deferred compensation expense was based on management’s estimate of the probability of achieving management’s performance targets which are measured at the end of the period. The Company recognized approximately $629,000 and $620,000 of expense during the years ended December 31, 2017 and 2016, respectively, related to the deferred compensation plans.

Note 12.     Commitments and Contingencies

During 2010, the Company entered into lease agreements for land, building and improvements located in Chicago, Illinois with a related party. The leases expire in 2025 and provide for annual payments of $1,131,900, plus rent adjustments based upon increases in the Consumer Price Index (CPI). The Company is also required to pay all operating expenses of the property including repairs and maintenance, real estate taxes and utilities. These leases have been accounted for as capital leases. During 2017, the Company and lessor terminated one of the agreements resulting in a net gain of $209,029 recorded in selling, general and administrative expenses. As of December 31, 2017 and 2016, the cost of such land, building and improvements under capital leases was $3,250,000 and $3,885,000, respectively. As of December 31, 2017 and 2016, the accumulated amortization of such property under capital leases was approximately $1,857,000 and $1,641,000, respectively. Interest expense related to the capital lease obligations approximated $898,000 and $1,057,000 for 2017 and 2016, respectively.

Dental Holding, LLC and Subsidiaries

Notes to Consolidated Financial Statements

During 2016, the Company entered into lease agreements for land, building and improvements located in Stratford, Connecticut with a related party. The leases expire in 2026 and provide for annual payments of $400,000, plus escalating rent increases of 2 percent each year. The Company is also required to pay all operating expenses of the property including repairs and maintenance, real estate taxes and utilities. These leases have been accounted for as capital leases. As of December 31, 2017 and 2016, the cost of such land, building and improvements under capital leases was $2,200,000 and $2,220,000, respectively. As of December 31, 2017 and 2016, the accumulated amortization of such property under capital leases was approximately $220,000 and $18,000, respectively. Interest expense related to the capital lease obligations totaled approximately $331,000 for 2017 and $1,000 for 2016.

The long-term capital lease obligations are included in noncurrent liabilities and the current portion is included in accrued expenses and are summarized as follows as of December 31, 2017 and 2016:

	2017	2016
Capital lease obligations	$5,047,296	$5,815,370
Less current portion of capital lease obligations	(180,654)	(210,984)
	$4,866,642	$5,604,386

The Company, under noncancelable operating lease agreements, leases certain property from nonrelated parties. The agreements generally require the Company to pay executory costs.

Future minimum lease payments, including amounts related to the increase for CPI on capital lease obligations, at December 31, 2017 are as follows:

	Capital Leases (related party)	Operating Leases	Total
2018	$1,688,811	$923,475	$2,612,286
2019	1,688,811	806,537	2,495,348
2020	1,688,811	574,433	2,263,244
2021	1,688,811	43,394	1,732,205
2022	1,688,811	17,722	1,706,533
Thereafter	5,466,432	—	5,466,432
	$13,910,487	$2,365,561	$16,276,048

The difference between the capital lease future minimum lease payments and the capital lease obligations represent future interest payments.

Total rent expense for operating leases approximated $1,121,000 and $1,125,000 for 2017 and 2016, respectively.

In the normal course of business, the Company is at times subject to pending and threatened legal actions and proceedings arising in the ordinary course of business. Although the outcome of these matters cannot presently be determined, management does not expect that the resolution of these matters will have a material adverse effect on the Company’s consolidated financial position or results of operations.

Note 13.      Related-Party Transactions

During 2013, the Company entered into an agreement with the parent company of HHC and J&J Instruments, Inc. (J&J), a wholly owned subsidiary of the Company, related to a marketing differential that J&J owes to the parent company of HHC. Amounts in accrued expenses approximated $354,000 and $475,000 as of December 31, 2017 and 2016, respectively. The Company recognized approximately $325,000 and $45,000 of expense during the years ended December 31, 2017 and 2016, respectively, related to this agreement.

On July 1, 2010, the Company entered into a preferred vendor agreement with the parent company of HHC. The preferred vendor agreement requires the Company to make marketing support payments of $1,000,000 per year for three years of the agreement, and $500,000 per year thereafter until such time that the agreement is terminated by either party (no earlier than June 30, 2020). During 2017 and 2016, the Company made annual payments of $500,000 and $625,000, respectively, which are being amortized over the period out of prepaid expenses and other current assets, respectively. The Company recognized $500,000 of expense during the years ended December 31, 2017 and 2016 related to this agreement.

Dental Holding, LLC and Subsidiaries

Notes to Consolidated Financial Statements

On July 1, 2010, the Company entered into a preferred vendor agreement with HF Illinois. The preferred vendor agreement requires the Company to make annual marketing support payments of $500,000 beginning July 1, 2013. The agreement was modified on July 1, 2017 to increase the payment to $750,000. The Company recognized $744,000 and $500,000 of expense during the years ended December 31, 2017 and 2016, respectively related to this agreement.

On July 1, 2010, the Company entered into employment agreements with certain key executives, which provide for guaranteed base salaries that collectively approximate $1,120,000 per annum for 2010, with guaranteed 2 percent annual increases thereafter. Additionally, the employment agreements provide each key executive with incentive bonuses no less than 110 percent of their base salaries for each year subject to the individual and the Company’s performance goals and objectives. There are no stated termination dates included in the employment agreements.

16